Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated March 31, 2014, with respect to the consolidated financial statements included in the Annual Report of UniTek Global Services, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of UniTek Global Services, Inc. on Forms S-3 (File No. 333-174885 and File No. 333-182158) and on Forms S-8 (File No. 333-164080, File No. 333-144946 and File No. 333-192792).
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 31, 2014